                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Texas Utilities Company on Form S-8 of our report dated March 1, 1995, appearing in the Annual Report on Form 10-K of Texas Utilities Company for the year ended December 31, 1994, and of our report dated June 27, 1994, appearing in the Annual Report on Form 11-K of the Employees' Thrift Plan of the Texas Utilities Company System for the year ended December 31, 1993.


DELOITTE & TOUCHE LLP

Dallas, Texas
June 5, 1995